UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2008
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

60 Westview Street, Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On May 1, 2008, Critical Therapeutics, Inc. (the “Company”), Neptune Acquisition Corp., a wholly owned subsidiary of the Company (the “Transitory Subsidiary”), and Cornerstone BioPharma Holdings, Inc. (“Cornerstone”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, the Transitory Subsidiary will be merged with and into Cornerstone (the “Merger”), with Cornerstone continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company.
At the effective time of the Merger, all outstanding shares of Cornerstone’s common stock will be converted into and exchanged for shares of the Company’s common stock and all outstanding options, whether vested or unvested, and all outstanding warrants to purchase Cornerstone’s common stock will be assumed by the Company and become options and warrants to purchase the Company’s common stock. The Merger Agreement provides for the Company to issue in the Merger to Cornerstone stockholders, and assume Cornerstone options and warrants that will represent, an aggregate of approximately 101.5 million shares of the Company’s common stock, subject to adjustment as a result of a reverse stock split of the Company’s common stock to occur in connection with the Merger. Immediately following the effective time of the Merger, Cornerstone’s stockholders will own approximately 70 percent, and the Company’s current stockholders will own approximately 30 percent, of the Company’s common stock, after giving effect to shares issuable pursuant to Cornerstone’s outstanding options and warrants, but without giving effect to any shares issuable pursuant to the Company’s outstanding options and warrants. The exchange ratio per share of Cornerstone’s common stock will be based on the number of shares of Cornerstone’s common stock outstanding immediately prior to the effective time of the Merger and will not be calculated until that time.
Following consummation of the Merger, the Company will be renamed Cornerstone Therapeutics Inc. and its headquarters will be located in Cary, North Carolina, at Cornerstone’s headquarters. Promptly after the effective time of the Merger, the Company has agreed to appoint directors designated by Cornerstone to the Company’s Board of Directors, specified current directors of the Company will resign from the Board of Directors and the Company will appoint new executive officers designated by Cornerstone.
Immediately prior to the effective time of the Merger, the Company has agreed to effect a reverse stock split of its common stock whereby each issued and outstanding share of its common stock will be reclassified and combined into a fractional number of shares of common stock. The reverse stock split ratio is to be mutually agreed upon by the Company and Cornerstone. The reverse stock split is necessary so that as of the effective time of the Merger the Company will satisfy the minimum bid price requirement pursuant to NASDAQ’s initial listing standards.
Consummation of the Merger is subject to a number of closing conditions, including adoption of the Merger Agreement by Cornerstone’s stockholders, approval by the Company’s stockholders of the issuance of the Company’s common stock in the Merger, the reverse stock split and the change in the Company’s name, expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Action of 1976, approval by NASDAQ of the Company’s application for re-listing of the Company’s common stock in connection with the Merger, the continued availability of the Company’s products and other customary closing conditions as set forth in the Merger Agreement.
The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and Cornerstone, solicitation of competing acquisition proposals by the Company and Cornerstone, listing of the Company’s common stock on NASDAQ and the Company’s and Cornerstone’s conduct of its business between the date of signing the Merger Agreement and the closing of the Merger.
The Merger Agreement provides for the payment of a termination fee of $1.0 million by each of the Company and Cornerstone to the other party in specified circumstances in connection with the termination of the Merger Agreement. In addition, in specified circumstances in connection with termination of the Merger Agreement, the Company has agreed to reimburse Cornerstone for up to $150,000 in expenses and Cornerstone has agreed to reimburse the Company for up to $100,000 in expenses.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement contains representations and warranties of the Company, the Transitory Subsidiary and Cornerstone made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, the Transitory Subsidiary and Cornerstone and may be subject to important qualifications and limitations agreed to by the Company, the Transitory Subsidiary and Cornerstone in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, the Transitory Subsidiary and Cornerstone rather than establishing matters as facts.
Concurrently with the execution of the Merger Agreement, funds managed by Healthcare Ventures and Advanced Technology Ventures, which own in the aggregate approximately 19 percent of the Company’s outstanding common stock, have entered into agreements that provide, among other things, that the stockholders will vote in favor of the issuance of the Company’s common stock in the Merger and grant to Cornerstone a proxy to vote all of such stockholders’ shares in favor of the issuance of the Company’s common stock in the Merger. Likewise, holders of a majority of the shares of Cornerstone’s outstanding common stock have entered into agreements that provide, among other things, that the stockholders will vote in favor of adoption of the Merger Agreement and grant to the Company a proxy to vote all of such stockholders’ shares in favor of adoption of the Merger Agreement. In addition, these Cornerstone stockholders have agreed not to transfer or otherwise dispose of any shares of the Company’s common stock that they receive in the Merger for 180 days after the effective time of the Merger. Furthermore, Carolina Pharmaceuticals Ltd., which is the holder of a promissory note issued to a wholly owned subsidiary of Cornerstone, has entered into an agreement that provides, among other things, for the conversion of the principal amount of such note into shares of Cornerstone’s common stock prior to the effective time of the Merger and for the same voting and lock-up provisions provided for pursuant to the agreements that Cornerstone’s other stockholders have entered into.
Important Additional Information Will Be Filed with the SEC
The Company plans to file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 and file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, Cornerstone, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from the Company by contacting Critical Therapeutics, Inc., Attn: Chief Financial Officer, 60 Westview Street, Lexington, MA 02421.
The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and its proxy statement dated April 25, 2008, which are filed with the SEC. As of April 30, 2008, the Company’s directors and executive officers beneficially owned approximately 10,334,319 shares, or 22.9 percent, of the Company’s common stock.
Safe Harbor for Forward-Looking Statements
Statements in this report regarding the proposed transaction between the Company and Cornerstone; the expected timetable for completing the transaction; future financial and operating results, including targeted product milestones; benefits and synergies of the transaction; future opportunities for the combined company; strategy, future operations, financial position, future revenues and projected costs; prospects, plans and objective of management; and any other statements about the Company’s or Cornerstone’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction; the ability to successfully integrate operations and employees; the ability to realize anticipated synergies and cost savings; the ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize the Company’s products, including ZYFLO CR™ (zileuton) extended-release tablets; the ability to transition the management teams effectively; patient, physician and third-party payor acceptance of the Company’s products, including ZYFLO CR, as safe and effective therapeutic products; the ability to maintain regulatory approvals to market and sell the Company’s products, including ZYFLO CR; the ability to successfully enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; the Company’s potential inability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking the Company’s products; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to products under development and whether such results will be indicative of results obtained in later clinical trials; the Company’s ability to obtain the substantial additional funding required to conduct development and commercialization activities; the Company’s dependence on its strategic collaboration with MedImmune, Inc.; the ability to obtain, maintain and enforce patent and other intellectual property protection for the Company’s products, discoveries and drug candidates; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, filed with the SEC and other filings that the Company makes with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this report reflect the Company’s expectations and beliefs only as of the date hereof. Subsequent events and developments may cause the Company’s expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, except as expressly required by law, whether as a result of new information, future events or otherwise. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, business development transactions, joint ventures or investments, other than the proposed transaction with Cornerstone. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this report.
Item 1.02. Termination of a Material Definitive Agreement.
On May 1, 2008, in connection with entering into the Merger Agreement, the Company’s Board of Directors approved the termination of the Company’s Employee Stock Purchase Plan, effective immediately. While in effect, payroll deductions were made under the Employee Stock Purchase Plan on behalf of participating employees for the purchase of the Company’s common stock at the end of the applicable offering period. In connection with the termination of the Employee Stock Purchase Plan, the balance of funds in each participating employee’s deduction account will be refunded to such employee.
Item 8.01. Other Events.
On May 1, 2008, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Critical Therapeutics, Inc., Neptune Acquisition Corp. and Cornerstone BioPharma Holdings, Inc.

99.1	Press Release dated May 1, 2008.